UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 12, 2009

PPG INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-1687	25-0730780
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One PPG Place, Pittsburgh, Pennsylvania	15272
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (412) 434-3131
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.
On March 12, 2009, the Executive Committee of PPG Industries, Inc. (the “Company”) approved a restructuring plan that is expected to result in approximately $140 million in pre-tax annual cost savings for the Company when all elements of the plan have been completed. The Company cited global economic conditions, low end-market demand and acceleration of cost savings from the integration of the SigmaKalon businesses acquired in 2008 as reasons for the program.
A pre-tax charge of approximately $190 million, or $0.88 per share, will be recorded in the Company’s first quarter 2009 financial results. The $190 million is comprised of employee severance and other cash costs of approximately $160 million and asset write-offs of approximately $30 million. The restructuring plan is expected to result in pre-tax cost savings of approximately $60 million in 2009, growing to an annual run rate of about $140 million thereafter. Implementation of the plan is expected to cost the Company approximately $160 million in cash. The actions in the restructuring plan are expected to be completed by March 2010.
The Company will also incur additional expenses of approximately $10 million that are directly associated with the restructuring actions but, based on U.S. generally accepted accounting principles, these costs will be charged to expense as incurred and therefore are not part of a restructuring reserve. The Company expects to incur these additional, related expenses in 2009 and 2010.
As detailed in the Company’s March 12, 2009 press release, a copy of which is attached hereto as Exhibit 99 and incorporated by reference in this Item 2.05, as part of the restructuring plan, the Company will close a paint manufacturing operation in Saultain, France and several smaller production, laboratory, warehouse and distribution facilities across the Company’s businesses and regions. The restructuring plan will also result in a reduction in employment across the Company globally. In total, approximately 2,500 jobs will be eliminated.
Item 8.01. Other Events.
As detailed in the Company’s March 12, 2009 press release, a copy of which is attached hereto as Exhibit 99 and incorporated by reference in this Item 8.01, the Company issued a statement regarding its earnings for the first quarter of 2009.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits
Exhibit 99 — Press release of PPG Industries, Inc. dated March 12, 2009.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 13, 2009	PPG INDUSTRIES, INC.
(Registrant)

	By:	/s/ William H. Hernandez

William H. Hernandez
Senior Vice President, Finance
and Chief Financial Officer